Exhibit 21.1

SUBSIDIARIES OF HERBALIFE LTD.

As of December 31, 2017

Subsidiaries	State or other jurisdiction of incorporation or organization
HBL Luxembourg Holdings S.à R.L.	Luxembourg
HBL Ltd.	Cayman Islands
HBL Products SA	Switzerland
HBL Swiss Financing GmbH	Switzerland
Herbalife (China) Health Products Ltd.	People's Republic of China
Herbalife (Jiangsu) Health Products Ltd.	People's Republic of China
Herbalife (Shanghai) Management Co., Ltd.	People's Republic of China
Herbalife (N.Z.) Limited	New Zealand
Herbalife (U.K.) Limited	United Kingdom
Herbalife Africa S.à r.l.	Luxembourg
Herbalife Asia Pacific Services Limited	Hong Kong
Herbalife Australasia Pty, Ltd.	Australia
Herbalife Bela, LLC	Belarus
Herbalife Bolivia, Ltda.	Bolivia
Herbalife Bulgaria EOOD	Bulgaria
Herbalife (Cambodia) Co., Ltd.	Kingdom of Cambodia
Herbalife Central America LLC	Delaware, USA
Herbalife China, LLC	Delaware, USA
Herbalife Czech Republic s.r.o.	Czech Republic
Herbalife, d.o.o. (Croatia)	Croatia
Herbalife Del Ecuador, S.A.	Ecuador
Herbalife Denmark ApS	Denmark
Herbalife Distribution Ltd.	Cayman Islands
Herbalife Dominicana, S.R.L.	Dominican Republic
Herbalife EMEA Finance and Operations Service Center S.p.z.o.o.	Poland
Herbalife Europe Limited	United Kingdom
Herbalife Hungary Trading, Limited (also known as Herbalife Magyarorszag Kereskedelmi Kft.)	Hungary
Herbalife Internacional de México, S.A. de C.V.	Mexico
Herbalife International (Hong Kong) Ltd.	Hong Kong
Herbalife International (Thailand), Ltd.	California, USA
Herbalife International (Netherlands) B.V.	The Netherlands
Herbalife International Argentina, S.A.	Argentina
Herbalife International Belgium, S.A.	Belgium
Herbalife International Communications, LLC	California, USA
Herbalife International Costa Rica, Sociedad de Responsabilidad Limitada	Costa Rica
Herbalife International de Colombia, Inc.	California, USA
Herbalife International Del Ecuador, Inc.	California, USA
Herbalife International Deutschland GmbH	Germany
Herbalife International Distribution, Inc.	California, USA
Herbalife International Do Brasil Ltda.	Brazil
Herbalife International España, S.A.	Spain
Herbalife International Finland OY	Finland
Herbalife International France S.A.	France
Herbalife International Greece S.A.	Greece
Herbalife International India Private Limited	India
Herbalife International Luxembourg S.à R.L.	Luxembourg
Herbalife International of America, Inc.	Nevada, USA

Subsidiaries	State or other jurisdiction of incorporation or organization
Herbalife International of Europe, Inc.	California, USA
Herbalife International of Hong Kong Limited	Hong Kong
Herbalife International of Israel (1990) Ltd.	Israel
Herbalife International Philippines, Inc.	Philippines
Herbalife International Products N.V.	Netherlands Antilles
Herbalife International Singapore, Pte. Ltd.	Singapore
Herbalife International South Africa, Ltd.	California, USA
Herbalife International Urunleri Ticaret Limited Sirketi	Turkey
Herbalife International, Inc.	Nevada, USA
Herbalife International, S.A.	Portugal
Herbalife Italia S.p.A.	Italy
Herbalife Kazakhstan LLP	Kazakhstan
Herbalife Korea Co., Ltd.	South Korea
Herbalife Latin America – Comercial Exportadora Ltda.	Brazil
Herbalife Luxembourg Distribution S.à R.L.	Luxembourg
Herbalife Macau Limited	Macau
Herbalife Manufacturing LLC	Delaware, USA
Herbalife Mexicana, S.A. de C.V.	Mexico
Herbalife Mongolia LLC	Mongolia
Herbalife NatSource (Hunan) Natural Products Co., Ltd.	People's Republic of China
Herbalife Natural Products L.P.	Cayman Islands
Herbalife Norway Products AS	Norway
Herbalife of Canada, Ltd.	Canada
Herbalife of Ghana Limited	Ghana
Herbalife of Japan K.K.	Japan
Herbalife Paraguay S.R.L.	Paraguay
Herbalife Peru S.R.L.	Peru
Herbalife Polska Sp.z o.o	Poland
Herbalife Products Malaysia SDN. BHD.	Malaysia
Herbalife Puerto Rico, LLC	Puerto Rico
Herbalife RO S.R.L.	Romania
Herbalife Slovakia, s.r.o.	Slovak Republic
Herbalife Sweden Aktiebolag	Sweden
Herbalife Taiwan, Inc.	California, USA
Herbalife Uruguay S.R.L.	Uruguay
Herbalife Venezuela Holdings, LLC	Delaware, USA
Herbalife VH International, LLC	Delaware, USA
Herbalife VH Intermediate International, LLC	Delaware, USA
Herbalife Vietnam SMLLC	Vietnam
Herbalife Worldwide Events LLC	Delaware, USA
HIIP Investment Co., LLC	Delaware, USA
HIL Swiss International GmbH	Switzerland
HLF Colombia Ltda.	Colombia
HLF Financing S.à r.l., LLC	Delaware, USA
HLF Financing US, LLC	Delaware, USA
HLF Luxembourg Distribution S.à R.L.	Luxembourg
HLF Luxembourg Holdings, Inc.	Delaware, USA
HV Holdings Ltd.	Cayman Islands
iChange Network, Inc.	California, USA
I.C.S. Herbalife MA, S.R.L.	Republic of Moldova
Importadora y Distribuidora Herbalife International de Chile, Limitada	Chile
Limited Liability Company Herbalife International RS	Russian Federation
Limited Liability Company Herbalife Ukraine	Ukraine

Subsidiaries	State or other jurisdiction of incorporation or organization
Promotions One, Inc.	California, USA
PT Herbalife Indonesia	Indonesia
Servicios Integrales HIM, S.A. de C.V.	Mexico
Vida Herbal Dutch, LLC	Delaware, USA
VHSA, LLC	Venezuela
WH Capital Corporation	Nevada, USA
WH Intermediate Holdings Ltd.	Cayman Islands
WH Luxembourg Holdings S.à R.L.	Luxembourg
WH Luxembourg Intermediate Holdings S.à R.L., LLC	Delaware, USA
WHBL Luxembourg S.à R.L.	Luxembourg

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